As filed with the Securities and Exchange Commission on May 23, 2022

Registration No. 333-265061

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO.1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Gain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-1726310
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4800 Montgomery Lane

Suite 220

Bethesda, Maryland 20814

(301) 500-1556

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Eric Richman
Chief Executive Officer
Gain Therapeutics, Inc.
4800 Montgomery Lane

Suite 220

Bethesda, Maryland 20814

(301) 500-1556

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian Plaza
Courtney T. Thorne
Cooley LLP

11951 Freedom Drive

Reston, VA 20190-5640

+1 703 456 8000

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☒	Emerging growth company	☒
Accelerated filer	☐	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Pre-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 (File No 333- 265061) (the “Registration Statement”) of Gain Therapeutics, Inc. (the “Company”) is being filed solely to file a revised consent of Ernst & Young AG, the Company's independent registered public accounting firm, as Exhibit 23.1 to the Registration Statement. Accordingly, this Amendment consists solely of the facing page, this Explanatory Note, Item 16 of Part II of the Registration Statement, the signature page and Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16.     Exhibits and Financial Statement Schedules

Exhibit		Incorporated by Reference
Number	Exhibit	Form	File No.	Exhibit	Filing Date
1.1*	Form of Underwriting Agreement.
1.2	Controlled Equity OfferingSM Sales Agreement, dated May 18, 2022, by and between the registrant and Cantor Fitzgerald & Co.	S-3	333-265061	1.2	05/18/2022
3.1	Amended and Restated Certificate of Incorporation of Gain Therapeutics, Inc.	8-K	001-40237	3.1	3/17/2021
3.2	Amended and Restated Bylaws of Gain Therapeutics, Inc.	8-K	001-40237	3.2	3/17/2021
4.1	Form of Common Stock Certificate of the Company	S-1	333-253303	4.1	3/10/2021
4.2*	Form of Certificate of Designation with respect to Preferred Stock.
4.3	Form of Indenture.	S-3	333-265061	4.3	05/18/2022
4.4*	Form of Note.
4.5	Form of Common Stock Warrant Agreement and Warrant Certificate.	S-3	333-265061	4.5	05/18/2022
4.6	Form of Preferred Stock Warrant Agreement and Warrant Certificate.	S-3	333-265061	4.6	05/18/2022
4.7	Form of Debt Securities Warrant Agreement and Warrant Certificate.	S-3	333-265061	4.7	05/18/2022
5.1	Opinion of Cooley LLP.	S-3	333-265061	5.1	05/18/2022
23.1	Consent of Ernst & Young AG, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).	S-3	333-265061	5.1	05/18/2022
24.1	Power of Attorney (included on signature page to the Registration Statement).	S-3	333-265061	24.1	05/18/2022
25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture
25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture
107	Filing Fee Table	S-3	333-265061	107	05/18/2022

*	To be filed, if applicable, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
**	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on the 23rd day of May, 2022.

GAIN THERAPEUTICS, INC.

By:	/s/ Eric I Richman
Eric I. Richman
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Salvatore Calabrese
Salvatore Calabrese
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric I. Richman	Chief Executive Officer and Director	May 23, 2022
Eric I. Richman	(Principal Executive Officer)

/s/ Salvatore Calabrese	Chief Financial Officer
Salvatore Calabrese	(Principal Financial Officer and Principal Accounting Officer)	May 23, 2022

*	Chairman of the Board of Directors	May 23, 2022
Khalid Islam

*	Director	May 23, 2022
Dov Goldstein

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	Signature	Title	Date

	*	Director	May 23, 2022
Hans Peter Hasler

	*	Director	May 23, 2022
Gwen Melincoff

	*	Director	May 23, 2022
Claude Nicaise

	*	Director	May 23, 2022
Jeffrey Riley

*By:	/s/ Eric I. Richman	Attorney-in-Fact	May 23, 2022
Eric I. Richman

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